BRITISH COLUMBIA	BRITISH COLUMBIA
	Ministry of Finance	Mail Address:	Location:
	Corporate and Personal	PO BOX 9431 Stn Prov Govt	2nd Floor - 940 Blanshard St
	Property Registries	Victoria BC V8W 9V3	Victoria BC
250 356-8626
www.corporateonline.gov.bc.ca

Notice of Articles	CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies
BUSINESS CORPORATIONS ACT
J S Powell
June 1, 2004

This Notice of Articles was issued by the Registrar on June 1, 2004 09:52 AM Pacific Time Incorporation Number: BC0057126 Recognition Date: Incorporated on June 25, 1963

NOTICE OF ARTICLES

Name of Company:

SILVERADO GOLD MINES LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
2800 PARK PLACE	2800 PARK PLACE
666 BURRARD STREET	666 BURRARD STREET
VANCOUVER BC V6C 2Z7	VANCOUVER BC V6C 2Z7

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
2800 PARK PLACE	2800 PARK PLACE
666 BURRARD STREET	666 BURRARD STREET
VANCOUVER BC V6C 2Z7	VANCOUVER BC V6C 2Z7

DIRECTOR INFORMATION

Last Name, First Name Middle Name:
MCCULLOCH, STUART

Mailing Address:	Delivery Address:
SUITE 505, 1111 WEST GEORGIA STREET	106 - 15188 22ND AVENUE
VANCOUVER BC V6E 4M3	SURREY BC V4A 9T4

Last Name, First Name Middle Name:
DIXON, JAMES

Mailing Address:	Delivery Address:
SUITE 505, 1111 WEST GEORGIA STREET	400 - 999 WEST HASTINGS STREET
VANCOUVER BC V6E 4M3	VANCOUVER BC V6C 2W2

Last Name, First Name Middle Name:
ANSELMO, GARRY L.

Mailing Address:	Delivery Address:
SUITE 505, 1111 WEST GEORGIA STREET	SUITE 505, 1111 WEST GEORGIA STREET
VANCOUVER BC V6E 4M3	VANCOUVER BC V6E 4M3

PRE-EXISTING COMPANY PROVISIONS

The Pre-existing Company Provisions apply to this company.

AUTHORIZED SHARE STRUCTURE

1. No maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached